Exhibit 99.1

RingCentral Announces Revenue Increase of 37% for Fourth Quarter 2013

RingCentral OfficeTM Annualized Exit Monthly Recurring Subscriptions up 67%

Total Year 2013 Revenue up 40%

Announces agreement with TELUS to deliver RingCentral solutions in Canada

San Mateo, Calif. – February 6, 2014 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications solutions, today announced financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter Highlights:

•	Revenue increased 37% year-over-year to $45.3 million.
•	Total annualized exit monthly recurring subscriptions were up 39% year-over-year to $173.2 million.
•	RingCentral OfficeTM annualized exit monthly recurring subscriptions were up 67% year-over-year to $112.3 million.
•	Net monthly subscription dollar retention was 99%.

“2013 was a terrific year for RingCentral as more and more businesses chose our cloud-based solutions,” said Vlad Shmunis, RingCentral’s Chairman and CEO.  “As businesses look for solutions to address today’s increasingly distributed and mobile workforce, they are increasingly choosing RingCentral.”

Financial Results of the Fourth Quarter 2013:

•

Revenue:  Total revenue was $45.3 million for the fourth quarter of 2013, up 37% from the fourth quarter of 2012.  Service revenue was $41.3 million for the fourth quarter of 2013, up 35% from the fourth quarter of 2012. Product revenue was $4.0 million, up 66% from the fourth quarter of 2012.

•

Net Income (Loss):  Net income (loss) per diluted share was ($0.22) for the fourth quarter of 2013 compared with ($0.31) for the fourth quarter of 2012.  Non-GAAP net income (loss) per diluted share was ($0.14) for the fourth quarter of 2013, compared with ($0.26) per diluted share for the fourth quarter of 2012.

•

Balance Sheet:  Total cash and marketable securities at the end of the fourth quarter of 2013 was $116.4 million, up from $25.5 million at the end of the third quarter of 2013 reflecting approximately $99 million of net proceeds from our initial public offering, which was funded in October 2013.

Financial Results of the Full Year 2013:

•

Revenue:  Total revenue was $160.5 million for the full year of 2013, up 40% from the full year of 2012.  Service revenue was $146.0 million for the full year of 2013, up 38% from the full year of 2012. Product revenue was $14.5 million, up 64% from 2012.

•

Net Income (Loss):  Net income (loss) per diluted share was ($1.39) for the full year of 2013 compared with ($1.58) for the full year of 2012.  Non-GAAP net income (loss) per diluted share was ($1.01) for the full year of 2013, compared with ($1.40) per diluted share for the full year of 2012.

•	Balance Sheet: Total cash and marketable securities at the end of 2013 was $116.4 million, up from $37.9 million at the end of 2012.

Announcement of Agreement with TELUS

TELUS, a leading national telecommunications company in Canada, has selected RingCentral’s cloud-based services to deliver advanced communication solutions for its business customers.

“Enterprises across Canada are looking for the next generation of communication solutions to meet the rapidly changing needs of their business,” said Jim Senko, vice-president, Mobility Solutions at TELUS. “RingCentral brings in a unique cloud-based mobile solution combined with unparalleled ease of use and management.”

RingCentral has a proven track record of working with leading carriers like AT&T. Working with TELUS in Canada will further underscore the company’s ability to scale efficiently to meet the needs of global telecommunications service providers.

“We’re quite pleased with the strong growth of our direct business, and especially with our ability to move up-market, which we expect will be further strengthened by the recent introduction of our Office Enterprise Edition with RingCentral Meetings, the industry’s first mobile-centric integrated cloud communications solution,“ said Shmunis.  “And we’re particularly excited to be working with TELUS, which is further validation of our platform and ability to work with major carriers to address the rapidly evolving needs of their business customers.”

Fourth Quarter 2013 and Recent Business Highlights:

•	RingCentral was added to the U.S. Russell 2000®, Russell 3000® and Russell Global Indexes, effective after the market close on December 20, 2013.
•

Launched the industry’s first mobile-centric, integrated cloud communications platform.  RingCentral Office Enterprise Edition with RingCentral MeetingsTM, is a multi-point HD video and web conferencing product built for smartphones, tablets and PCs.

•

RingCentral’s mobile cloud communications was named winner of the Gold Stevie® Award for "Best New Product or Service of the Year - Telecommunication Services" for the 11th Annual American Business Awards.

•	TMC, a global, integrated media company, named RingCentral OfficeTM as a recipient of a 2014 INTERNET TELEPHONY Product of the Year Award.

Conference Call Details:

•	What: RingCentral financial results for the fourth quarter and full year of 2013 and outlook for the first quarter and full year of 2014.
•	When: Thursday, February 6, 2013 at 2PM PT (5PM ET).
•

Dial in:  To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 10000539 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).
•

Replay:  A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 10000539.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud business communications solutions. Easier to manage and more flexible than on-premise communications systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense of on-premise hardware and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding  the expected ongoing trend toward a distributed and mobile workforce, our ability to scale and to continue to move up market, and our alliance with TELUS.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; whether our relationship with TELUS is successful; our ability to compete successfully against existing and new competitors; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share.  We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items.  We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.  In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.  Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share.  As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort.  For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions and RingCentral Office annualized exit monthly recurring subscriptions.  We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month.  We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric.

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$116,378	$37,864
Accounts receivable, net	3,045	2,690
Inventory	2,111	833
Prepaid expenses and other current assets	5,214	3,408
Total current assets	126,748	44,795
Property and equipment, net	16,660	17,008
Other assets	1,777	1,551
Total assets	$145,185	$63,354
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,414	$4,553
Accrued liabilities	20,559	21,487
Current portion of capital lease obligation	347	312
Current portion of long-term debt	10,184	7,636
Deferred revenue	16,552	11,291
Total current liabilities	52,056	45,279
Long-term debt	24,043	12,428
Sales tax liability	3,988	3,877
Capital lease obligation	247	703
Other long-term liabilities	1,336	996
Total liabilities	81,670	63,283
Shareholders’ equity:
Convertible preferred stock	—	74,020
Common stock	6	2
Additional paid-in capital	193,574	9,791
Accumulated other comprehensive loss	(310)	(85)
Accumulated deficit	(129,755)	(83,657)
Total shareholders’ equity	63,515	71
Total liabilities and shareholders’ equity	$145,185	$63,354

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Services	$41,327	$30,704	$145,995	$105,693
Product	4,016	2,421	14,510	8,833
Total revenues	45,343	33,125	160,505	114,526
Cost of revenues:
Services	13,051	9,905	47,230	36,215
Product	4,100	2,465	14,289	8,688
Total cost of revenues	17,151	12,370	61,519	44,903
Gross profit	28,192	20,755	98,986	69,623
Operating expenses:
Research and development	9,139	6,868	33,399	24,450
Sales and marketing	19,983	14,941	72,336	54,566
General and administrative	9,425	5,287	34,284	24,434
Total operating expenses	38,547	27,096	140,019	103,450
Loss from operations	(10,355)	(6,341)	(41,033)	(33,827)
Other expense, net	(2,990)	(707)	(5,110)	(1,471)
Loss before provision (benefit) for income taxes	(13,345)	(7,048)	(46,143)	(35,298)
Provision (benefit) for income taxes	20	35	(45)	92
Net loss	$(13,365)	$(7,083)	$(46,098)	$(35,390)
Net loss per common share:
Basic and diluted	($0.22)	($0.31)	($1.39)	($1.58)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	62,098	22,539	33,155	22,353

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(46,098)	$(35,390)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,980	6,191
Share-based compensation	7,540	3,102
Deferred income tax	(16)	(56)
Non-cash interest and other expense related to debt	2,014	265
Loss on disposal of assets	338	26
Changes in assets and liabilities
Accounts receivable	(355)	(2,256)
Inventory	(1,279)	769
Prepaid expenses and other current assets	(1,873)	(2,022)
Other assets	(328)	(366)
Accounts payable	(453)	(1,392)
Accrued liabilities	1,370	12,898
Deferred revenue	5,262	2,248
Other liabilities	1,127	968
Net cash used in operating activities	(23,771)	(15,015)
Cash flows from investing activities:
Purchases of property and equipment	(10,789)	(10,172)
Restricted investments	(130)	—
Net cash used in investing activities	(10,919)	(10,172)
Cash flows from financing activities:
Net proceeds from debt agreements	37,857	24,538
Proceeds from issuance of preferred stock warrants in connection with debt	1,625	501
Repayment of debt	(26,309)	(5,356)
Repayment of capital lease obligations	(422)	(675)
Net proceeds from initial public offering	103,309	—
Payment of deferred initial public offering costs	(3,720)	—
Proceeds from issuance of preferred stock	—	29,911
Proceeds from exercise of stock options and common stock warrants	893	556
Net cash provided by financing activities	113,233	49,475
Effect of exchange rate changes on cash and cash equivalents	(29)	(1)
Net increase in cash and cash equivalents	78,514	24,287
Cash and cash equivalents:
Beginning of period	37,864	13,577
End of period	$116,378	$37,864

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
Revenues:
Services	$41,327	$30,704	$145,995	$105,693
Product	4,016	2,421	14,510	8,833
Total Revenues	45,343	33,125	160,505	114,526
Cost of Revenues reconciliation:
GAAP Services cost of revenues	13,051	9,905	47,230	36,215
Stock-based compensation	(242)	(60)	(539)	(235)
Non-GAAP services cost of revenues	12,809	9,845	46,691	35,980
GAAP Product cost of revenues	4,100	2,465	14,289	8,688
Gross profit and gross margin reconciliation:
Non-GAAP Services	69.0%	67.9%	68.0%	66.0%
Non-GAAP Product	-2.1%	-1.8%	1.5%	1.6%
Non-GAAP Gross profit	62.7%	62.8%	62.0%	61.0%
Operating expenses reconciliation:
GAAP Research and development	9,139	6,868	33,399	24,450
Stock-based compensation	(611)	(301)	(1,495)	(837)
Non-GAAP research and development	8,528	6,567	31,904	23,613
As a % of total revenues non-GAAP	18.8%	19.8%	19.9%	20.6%

GAAP Sales and marketing	19,983	14,941	72,336	54,566
Stock-based compensation	(579)	(168)	(1,313)	(651)
Non-GAAP sales and marketing	19,404	14,773	71,023	53,915
As a % of total revenues non-GAAP	42.8%	44.6%	44.3%	47.1%

GAAP General and administrative	9,425	5,287	34,284	24,434
Stock-based compensation	(1,561)	(589	(4,192)	(1,379)
Legal related matters	-	-	(3,097)	(1,000)
Non-GAAP general and administrative	7,864	4,698	26,995	22,055
As a % of total revenues non-GAAP	17.3%	14.2%	16.8%	19.3%
Loss from operations reconciliation:
GAAP loss from operations	(10,355)	(6,341)	(41,033)	(33,827)
Stock-based compensation	2,993	1,118	7,539	3,102
Legal related matters	-	-	3,097	1,000
Non-GAAP loss from Operations	(7,362)	(5,223)	(30,397)	(29,725)
Net loss reconciliation:
GAAP Net loss	(13,365)	(7,083)	(46,098)	(35,390)
Stock-based compensation	2,993	1,118	7,539	3,102
Legal related matters	-	-	3,097	1,000
Debt refinance	1,833	-	1,833	-
Non-GAAP Net loss	$(8,539)	$(5,965)	$(33,629)	$(31,288)
Basic and diluted net loss per share
GAAP	$(0.22)	$(0.31)	$(1.39)	$(1.58)
Non-GAAP	$(0.14)	$(0.26)	$(1.01)	$(1.40)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	62,098	22,539	33,155	22,353

Investor Relations Contact:

Bob Lawson, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

Shahed Ahmed

(703) 390-1500

ahmed@merrittgrp.com